UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2004

VistaCare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50118	06-1521534
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 N. Scottsdale Road, Suite 5000, Scottsdale, AZ	85251
(Address of principal executive offices)	(Zip Code)

(480) 648-4545
(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press release, dated May 6, 2004, issued by VistaCare, Inc.

Item 12. Results of Operations and Financial Condition.

     On May 6, 2004, VistaCare, Inc. (“VistaCare”) issued a press release announcing its results of operations for the three months ended, and financial condition as of, March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

     On May 7, 2004, VistaCare held a related earnings conference call to discuss these results. During the conference call, VistaCare indicated that it may experience near term earnings pressure and that its earnings in the second quarter of 2004 may be less than in the first quarter of 2004 due to ongoing efforts to increase its marketing staff and other marketing efforts and an annual wage increase effective April 1, 2004. Such efforts may have the effect of increasing general and administrative expenses in advance of a corresponding increase in net patient revenue.

     The information, including the exhibit attached hereto, in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTACARE, INC.

Date: May 7, 2004	By:	/s/ Mark E. Liebner

Mark E. Liebner Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 6, 2004, issued by VistaCare, Inc.

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